UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 24, 2009

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

Cheming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567 0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is an amendment to the Current Report on Form 8-K, filed by Gulf Resources, Inc. (the “Company”) on February 6, 2009. The Form 8-K was inadvertently missing Exhibit 10.1. The Company is filing this amendment to include the Exhibit 10.1.

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2009, Gulf Resources, Inc. (the "Company"), entered into an agreement to issue 21 million shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), in lieu of paying off in cash approximately $21.3 million in existing loans payable.

Shenzhen Hua Yin Guaranty and Investment Limited Liability Company (“Shenzhen Hua Yin”) had previously advanced certain non-interest bearing loans denominated in Chinese renminbi to Shouguang City Haoyuan Chemical Company Limited (“SCHC”) a subsidiary of the Company, in the aggregate principal amount of $21,287,493 (the “Loans”), of which $3.0 million is payable in May 2009, and the remaining $18.3 million is payable no earlier than January 2011. Based on the amendment agreement dated January 24, 2009 (the “Amendment Agreement”), by and between the Company, SCHC, China Finance, Inc. (“China Finance”) Shenzhen Hua Yin, a subsidiary of China Finance, Top King Group Limited (“Top King”), Billion Gold Group Limited (“Billion Gold”), Topgood International Limited (“Topgood”) the parties have agreed  that in lieu of repayment of the Loans, the Company shall issue 21.0 million shares of Common Stock at a price equal to $1.0137 per share (the “Shares”) to the following companies (the “Holders”), which are assuming the Loans from Shenzhen Hua Yin, and in the following amounts.

•	Top King	6 million Shares
•	Billion Gold	8 million Shares
•	Topgood	7 million Shares

Upon the issuance of the Shares, the Loans shall be deemed paid in full and shall be cancelled.

Each of the Holders made the following representations to the Company with respect to the acquisition of the Shares, including, among others, that it is (i) either  an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or is a “non-U.S. Person,” as that term in defined in Regulation S under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, and is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Holder; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed therein, and such questions were answered to the satisfaction of Holder; (iv) is in a financial position to hold the Shares for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; (v) is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and is not a broker-dealer; and (vi) acquires the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

Item 8.01 Other Events.

On February 6, 2009, the Registrant issued a press release announcing that it had signed the aforesaid Amendment Agreement. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                   Description
10.1                                Amendment Agreement
99.1                                Gulf Resources, Inc. Press Release dated February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

	By:	/s/ Min Li
	Name:	Min Li
	Title:	Chief Financial Officer
Dated: February 27, 2009

Exhibit Index

Exhibit No.                   Description
10.1                                Amendment Agreement
99.1                                Gulf Resources, Inc. Press Release dated February 6, 2009.